UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 9, 2018, MercadoLibre, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report the Company’s financial results for the first quarter ended on March 31, 2018. This Amendment No. 1 (the “Amendment”) to the Report amends Items 2.02 and 9.01 of the Report to correct the overstated number of total volume of payments on our marketplace as of the period ended March 31, 2018 reflected in the key performance metrics table included in the press release furnished as Exhibit 99.1 to the Report. The corrected key performance metrics table is as follows:

	Three-month Periods Ended March 31,
(in millions)	2018	2017

Number of confirmed registered users at end of period	223.1	182.2
Number of confirmed new registered users during period	11.2	8.1
Gross merchandise volume	$3,126.4	$2,334.0
Number of successful items sold	80.1	53.2
Number of successful items shipped	52.5	27.3
Total payment volume	$4,175.3	$2,601.0
Total volume of payments on marketplace	$2,809.5	$1,825.8
Total payment transactions	74.3	44.1
Unique buyers	17.0	13.3
Unique sellers	5.0	4.1
Capital expenditures	$23.0	$12.8
Depreciation and amortization	$11.1	$9.0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: May 14, 2018	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer